EXHIBIT 99.1

3D Systems Reports
Fourth Quarter and Full Year 2020 Financial Results
(Unaudited), Reschedules Form 10-K Filing

ROCK HILL, South Carolina - March 1, 2021 - 3D Systems Corporation (NYSE:DDD) announced today that it will delay filing its Annual Report on Form 10-K for the fiscal year ended December 31, 2020. The company will file a Form 12b-25, Notification of Late Filing, with the Securities and Exchange Commission, which extends the deadline to file the Form 10-K. The company confirms its plans to hold a fourth quarter and full year 2020 conference call on Tuesday, March 2, 2021.

The company noted the delay in filing is primarily related to the presentation of cash flows associated with the divestiture process for its Cimatron and GibbsCam software businesses. Based on preliminary analysis, the company believes that any financial impact resulting from this review is accounted for within its fourth quarter and full year 2020 results presented below. The delayed filing has no impact on the operations of the company’s business. 3D Systems CEO, Dr. Jeff Graves commented “While we were greatly disappointed that we were not able to conclude the audit in a timely fashion, we are pleased to provide our preliminary financial results for the fourth quarter and full year 2020, and look forward to discussing these results and our progress in positioning 3D Systems for sustained profitable growth on our conference call tomorrow.”

Fourth Quarter Financial and Operational Results (unaudited)

~~•~~Q4 2020 revenue of $172.7 million, compared to $168.2 million in Q4 2019 and $136.2 million in Q3 2020, representing growth of 2.6% and 26.8%, respectively
•Double-digit revenue growth in both Healthcare and Industrial on a consecutive quarter basis
•GAAP operating income of $0.7 million and GAAP net loss of $19.8 million
•Restructuring and efficiency improvements drove non-GAAP operating income of $16.1 million and adjusted EBITDA margins of 13%

Full Year 2020 and Recent Business Highlights (unaudited)

•Full year 2020 revenue of $557.2 million, compared to $636.4 million in FY 2019, impacted by the COVID-19 pandemic primarily in the first half of the year
•Introduced and began executing four-stage plan to Reorganize, Restructure, Divest, and Invest
•Achieved target of $60M run-rate cost savings in 2020
•Achieved significant milestone with regenerative medicine development partner, resulting in milestone payment that will be re-invested in this business
•Closed on previously announced sale of non-core software business and paid off outstanding debt

	Quarter Ended December 31,		Year Ended December 31,
(in millions, expect per share data)	2020	2019	2020	2019
Revenue	$172.7	$168.2	$557.2	$636.4
Operating income (loss)	$0.7	$(4.7)	$(119.0)	$(57.1)
Net loss	$(19.8)	$(4.7)	$(149.6)	$(69.6)
Basic and diluted loss per share	$(0.16)	$(0.04)	$(1.27)	$(0.61)

Non-GAAP measures for year-over-year comparisons (1)
Non-GAAP operating income	$16.1	$5.7	$0.3	$1.2
Non-GAAP net income (loss)	$10.6	$5.5	$(13.1)	$(9.6)
Non-GAAP basic and diluted income (loss) per share	$0.09	$0.05	$(0.11)	$(0.08)
Adjusted EBITDA	$22.9	$12.9	$28.7	$31.2
(1) See Appendix for reconciliation of GAAP and non-GAAP operating income (loss), net income (loss) and basic and diluted income (loss) per share.

Summary Comments

Commenting on the company’s progress in 2020, Dr. Graves said, “With our singular focus on additive manufacturing, we were pleased to deliver strong growth at the end of what was an unprecedented year. The execution of our four-stage plan to deliver increased value to our customers and shareholders, initiated in the summer of 2020, took hold and rapidly gained momentum as we moved through the second half of the year. By the fourth quarter, the results of these efforts in our two focused businesses became very clear. Our Healthcare business delivered exceptional revenue growth of 48% year-over-year, driven strongly by both dental and medical applications, while also making a significant technological breakthrough in our emerging regenerative medicine area, which will be increasingly important to our Healthcare business in the years ahead. We were also very pleased with our Industrial performance during the fourth quarter, which recorded double-digit revenue growth on a consecutive quarter basis, continuing the recovery we have seen in our markets from the effects of the COVID-19 pandemic. Our Industrial business growth reflected broad-based wins, particularly in the metals application areas, pointing to increasing demand for our products in markets like aerospace, automotive, and consumer products.

Dr. Graves continued, “Executing on our plan to drive increased efficiencies, we achieved our target of $60M in run-rate cost savings by the end of 2020. In addition, our divestiture efforts for non-core assets have been an important step in our plans to refocus on our core mission to be the leader in enabling additive manufacturing solutions for applications in growing markets that demand high-reliability products. With proceeds from our initial divestitures and positive cash flow, we will continue to look for opportunities to invest in the business, as evidenced by our recent announcement regarding our expanding regenerative medicine program.”

Dr. Graves summarized, “While 2020 will always be known as a year of great challenges, I am very proud of our efforts to focus the business on the increasingly exciting opportunities we see ahead for additive manufacturing, across both Healthcare and Industrial markets. With the progress we have made over the last year, we can now clearly see a future of exciting growth, expanding applications, and increasing profitability that will allow us to invest for the future, creating true value for our customers, our employees and our shareholders.”

Summary of Fourth Quarter Results (unaudited)

Revenue for the fourth quarter of 2020 increased 2.6% compared to the same period last year and increased 26.8% compared to the third quarter of 2020. The results reflect a continuing rebound in customer activity from the worst of the pandemic-related shutdowns as well as an increasing number of new applications for additive manufacturing technology. Revenue from Healthcare increased 48.0% to $86.6 million, compared to the same period last year, driven by strong sales in both dental applications and medical applications. Industrial sales decreased 21.6% to $86.0 million, compared to the same period last year, as demand, while strengthening, has not yet returned to pre-pandemic levels. Compared to the third quarter of 2020, Healthcare increased 42.4% and Industrial increased 14.2% in the fourth quarter of 2020.

Gross profit margin in the fourth quarter of 2020 was 42.0% compared to 44.1% in the same period last year. Non-GAAP gross profit margin was 42.9% compared to 44.3% in the same period last year.

Operating expenses decreased 9.2% to $71.7 million in the fourth quarter of 2020, compared to the same period a year ago. On a non-GAAP basis, operating expenses were $58.0 million, a 15.8% decrease from the fourth quarter of the prior year. The lower non-GAAP operating expenses reflect savings achieved from cost restructuring activities as well as reduced hiring and lower travel expenses resulting from the coronavirus pandemic.

Summary of Full-Year 2020 Results (unaudited)

Revenue for the full year 2020 decreased 12.4% compared to the prior year, primarily due to the impacts of COVID-19, the effects of which occurred most severely at the onset of the pandemic with a strong return in activity in the latter half of the year. Revenue from Healthcare increased 9.1% to $245.4 million compared to the prior year, driven by stronger sales in both dental and medical applications. Industrial sales decreased 24.2% to $311.9 million compared to the prior year, as demand has not yet returned to pre-pandemic levels.

Gross profit margin for the full year 2020 was 40.1% compared to 44.1% in the prior year. Non-GAAP gross profit margin was 42.6% compared to 44.8% in the prior year. Gross profit margin decreased primarily due to the under absorption of supply chain overhead resulting from lower production, as well as an end-of-life inventory charge of $12.4 million.

Operating expenses for the full year 2020 increased 1.4% to $342.3 million compared to the prior year. On a non-GAAP basis, operating expenses were $236.9 million, a 16.2% decrease from the prior year. The lower non-GAAP operating expenses reflect savings achieved from cost restructuring activities as well as reduced hiring and lower travel expenses resulting from the coronavirus pandemic.

2021 Gross Profit Margin Outlook

On a non-GAAP basis, the company expects 2021 gross profit margins to be between 40% and 44%, taking into account businesses divested in 2020 and early 2021, as well as the impact of the company’s cost savings initiatives.

Financial Liquidity

At December 31, 2020, the company had cash on hand of $84.7 million, including cash in assets held for sale and restricted cash, total debt of $21.4 million and a $100 million unused revolving credit facility with approximately $62.0 million of availability based on the terms of the agreement. During the fourth quarter of 2020, the company did not issue any shares under its at-the-market equity program (“ATM Program”), which, as previously disclosed, has now been terminated.

The company closed on previously announced divestitures and used proceeds to eliminate outstanding debt, leaving its balance sheet in a net-cash position. The strengthened balance sheet and improved cost structure positions the company well to support future growth investments.

Preliminary Audit Results

In the course of preparing its financial results for the fourth quarter and full year 2020, the company discovered certain internal control deficiencies. As a result, the company will report material weaknesses in internal controls in its fiscal 2020 Annual Report on Form 10-K. As of the date of this release, there have been no material misstatements identified in prior year financial statements as a result of these deficiencies, and the company expects to file its 2020 Annual Report on Form 10-K no later than March 16, 2021. Please refer to the upcoming 2020 Annual Report on Form 10-K for more information.

The unaudited financial data above remains subject to audit, review or other procedures by the company’s independent registered public accounting firm. As a result, actual results may differ from the anticipated results shown above.

Q4 and FY 2020 Conference Call and Webcast
The company will host a conference call and simultaneous webcast to discuss these results tomorrow morning, which may be accessed as follows:

Date: Tuesday, March 2, 2021
Time: 8:30 a.m. Eastern Time
Listen via webcast: www.3dsystems.com/investor
Participate via telephone: 201-689-8345

A replay of the webcast will be available approximately two hours after the live presentation at www.3dsystems.com/investor.

Forward-Looking Statements
Certain statements made in this release that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. In many cases, forward looking statements can be identified by terms such as “believes,” “belief,” “expects,” “may,” “will,” “estimates,” “intends,” “anticipates” or “plans” or the negative of these terms or other comparable terminology. Forward-looking statements are based upon management’s beliefs, assumptions and current expectations and may include comments as to the company’s beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the control of the company. The factors described under the headings “Forward-Looking Statements” and “Risk Factors” in the company’s periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements. Although management believes that the expectations reflected in the forward-looking statements are reasonable, forward-looking statements are not, and should not be relied upon as a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at which such performance or results will be achieved. The forward-looking statements included are made only as the date of the statement. 3D Systems undertakes no obligation to update or revise any forward-looking statements made by management or on its behalf, whether as a result of future developments, subsequent events or circumstances or otherwise.

Presentation of Information in this Press Release
3D Systems reports is financial results in accordance with GAAP. To facilitate a better understanding of the impact that strategic acquisitions, non-recurring charges and certain non-cash expenses had on its financial results, management reviews certain non-GAAP measures, including non-GAAP Operating Income, non-GAAP Net Income (Loss), non-GAAP Basic and Diluted Income (Loss) per Share, non-GAAP Gross Profit, non-GAAP Gross Profit Margin, non-GAAP SG&A Expenses and non-GAAP Operating Expenses, each of which exclude the impact of amortization of intangibles, acquisition and severance expenses, stock-based compensation expense, litigation settlements and charges related to strategic decisions and portfolio realignment, and Adjusted EBITDA, defined as non-GAAP Operating Income plus depreciation, and Adjusted EBITDA Margins to better evaluate period-over-period performance. A reconciliation of GAAP to non-GAAP results is provided in the accompanying schedule.

3D Systems does not provide forward-looking guidance on a GAAP basis. The company is unable to provide a quantitative reconciliation of these forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP measures without unreasonable effort because 3D Systems cannot reliably forecast legal, acquisition and divestiture expenses, restructuring expenses, product end of life adjustments and goodwill impairment, which are difficult to predict and estimate. These items are inherently uncertain and depend on various factors, many of which are beyond the company’s control, and as such, any associated estimate and its impact on GAAP performance could vary materially.

About 3D Systems
More than 30 years ago, 3D Systems brought the innovation of 3D printing to the manufacturing industry. Today, as the leading Additive Manufacturing solutions partner, we bring innovation, performance, and reliability to every interaction - empowering our customers to create products and business models never before possible. Thanks to our unique offering of hardware, software, materials and services, each application-specific solution is powered by the expertise of our application engineers who collaborate with customers to transform how they deliver their products and services. 3D Systems’ solutions address a variety of advanced applications in Healthcare and Industrial markets such as Medical and Dental, Aerospace & Defense, Automotive and Durable Goods. More information on the company is available at www.3dsystems.com

Tables Follow

3D Systems Corporation
Unaudited Condensed Consolidated Balance Sheets
December 31, 2020 and December 31, 2019

(In thousands, except par value)	December 31, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$75,010	$133,665
Accounts receivable, net of reserves — $4,392 (2020) and $8,762 (2019)	114,254	109,408
Inventories	116,667	111,106
Prepaid expenses and other current assets	33,145	18,991
Current assets held for sale	18,439	—
Total current assets	357,515	373,170
Property and equipment, net	75,356	92,940
Intangible assets, net	28,083	48,338
Goodwill	161,765	223,176
Right of use assets	48,620	36,890
Deferred income tax asset	6,247	5,408
Assets held for sale	31,684	—
Other assets, net	23,785	27,390
Total assets	$733,055	$807,312
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$2,051	$2,506
Current right of use liabilities	9,534	9,569
Accounts payable	45,174	49,851
Accrued and other liabilities	69,812	63,095
Customer deposits	7,750	5,712
Deferred revenue	30,302	32,231
Current liabilities held for sale	11,107	—
Total current liabilities	175,730	162,964
Long-term debt, net of deferred financing costs	19,218	45,215
Long-term right of use liabilities	48,469	35,402
Deferred income tax liability	4,716	4,027
Liabilities held for sale	2,952	—
Other liabilities	51,247	45,808
Total liabilities	302,332	293,416
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value, authorized 220,000 shares; issued 127,626 (2020) and 121,266 (2019)	128	120
Additional paid-in capital	1,404,964	1,371,564
Treasury stock, at cost — 3,494 shares (2020) and 3,670 shares (2019)	(22,590)	(18,769)
Accumulated deficit	(943,303)	(793,709)
Accumulated other comprehensive loss	(8,476)	(37,047)
Total 3D Systems Corporation stockholders' equity	430,723	522,159
Noncontrolling interests	—	(8,263)
Total stockholders’ equity	430,723	513,896
Total liabilities, redeemable noncontrolling interests and stockholders’ equity	$733,055	$807,312

3D Systems Corporation
Unaudited Condensed Consolidated Statements of Operations
Quarter and Year Ended December 31, 2020 and 2019

	Quarter Ended December 31,		Year Ended December 31,
(in thousands, except per share amounts)	2020	2019	2020	2019
Revenue:
Products	$112,551	$105,111	$332,799	$389,337
Services	60,101	63,104	224,441	247,017
Total revenue	172,652	168,215	557,240	636,354
Cost of sales:
Products	74,610	64,157	227,681	234,581
Services	25,593	29,802	106,184	121,232
Total cost of sales	100,203	93,959	333,865	355,813
Gross profit	72,449	74,256	223,375	280,541
Operating expenses:
Selling, general and administrative	52,682	59,319	219,895	254,355
Research and development	19,036	19,636	74,143	83,290
Impairment of goodwill	—	—	48,300	—
Total operating expenses	71,718	78,955	342,338	337,645
Income (loss) from operations	731	(4,699)	(118,963)	(57,104)
Interest and other (expense) income, net	(16,849)	(1,222)	(24,447)	(7,996)
Loss before income taxes	(16,118)	(5,921)	(143,410)	(65,100)
Provision for income taxes	(3,712)	1,260	(6,184)	(4,532)
Net loss	(19,830)	(4,661)	(149,594)	(69,632)
Less: net income attributable to noncontrolling interests	—	53	—	248
Net loss attributable to 3D Systems Corporation	$(19,830)	$(4,714)	$(149,594)	$(69,880)

Net loss per share available to 3D Systems Corporation common stockholders - basic and diluted	$(0.16)	$(0.04)	$(1.27)	$(0.61)

3D Systems Corporation
Unaudited Loss Per Share
Quarter and Year Ended December 31, 2020 and 2019

	Quarter Ended December 31,		Year Ended December 31,
(in thousands, except per share amounts)	2020	2019	2020	2019
Numerator for basic and diluted net loss per share:
Net loss attributable to 3D Systems Corporation	$(19,830)	$(4,714)	$(149,594)	$(69,880)

Denominator for basic and diluted net loss per share:
Weighted average shares	121,638	114,476	117,579	113,811

Net loss per share - basic and diluted	$(0.16)	$(0.04)	$(1.27)	$(0.61)

Appendix
3D Systems Corporation
Unaudited Reconciliations of GAAP to Non-GAAP Measures
Quarter and Year Ended December 31, 2020 and 2019

	Quarter Ended December 31,		Year Ended December 31,
(in millions)	2020	2019	2020	2019
GAAP Revenue - as reported	$172.7	$168.2	$557.2	$636.4
Legal, acquisition and divestiture related	—	—	—	(2.8)
Non-GAAP Revenue	172.7	168.2	557.2	633.5
GAAP Cost of sales - as reported	100.2	94.0	333.9	355.8
Amortization, stock-based compensation & other	0.1	0.1	0.4	0.4
Legal, acquisition and divestiture related	0.1	0.1	0.4	4.1
Cost optimization plan, including severance costs	1.5	—	2.2	1.8
Product end-of-life adjustment	—	—	10.9	—
Non-GAAP Cost of sales	98.5	93.7	320.1	349.5
GAAP Gross Profit - as reported	72.5	74.3	223.3	280.5
Amortization, stock-based compensation & other	0.1	0.1	0.4	0.4
Legal, acquisition and divestiture related	0.1	0.1	0.4	1.2
Cost optimization plan, including severance costs	1.5	—	2.2	1.8
Product end-of-life adjustment	—	—	10.9	—
Non-GAAP Gross Profit	74.1	74.5	237.2	284.0
GAAP Gross Profit Margin	42.0%	44.1%	40.1%	44.1%
Non-GAAP Gross Profit Margin	42.9%	44.3%	42.6%	44.8%
GAAP Selling, general and administrative - as reported	52.7	59.3	219.9	254.4
Amortization, stock-based compensation & other	4.0	8.1	33.0	43.4
Legal, acquisition and divestiture related	3.7	1.4	4.1	5.5
Cost optimization plan, including severance costs	6.1	0.6	19.9	5.6
Non-GAAP Selling, general and administrative	38.9	49.2	162.8	199.8
GAAP Research and development - as reported	19.0	19.6	74.1	83.3
Cost optimization plan, including severance costs	—	—	0.1	0.3
Non-GAAP Research and development	19.0	19.6	74.0	83.0
GAAP Goodwill impairment - as reported	—	—	48.3	—
Goodwill impairment	—	—	48.3	—
Non-GAAP Goodwill impairment	—	—	—	—
GAAP Operating Expenses - as reported	71.7	79.0	342.3	337.6
Amortization, stock-based compensation & other	4.0	8.1	33.0	43.4
Legal, acquisition and divestiture related	3.7	1.4	4.1	5.5
Cost optimization plan, including severance costs	6.1	0.6	20.1	5.9
Goodwill impairment	—	—	48.3	—
Non-GAAP Operating expenses	58.0	68.9	236.9	282.8
GAAP Operating Income - as reported	0.7	(4.7)	(119.0)	(57.1)
Amortization, stock-based compensation & other	4.1	8.2	33.4	43.8
Legal, acquisition and divestiture related	3.8	1.5	4.5	6.7
Cost optimization plan, including severance costs	7.6	0.6	22.3	7.7
Product end-of-life adjustment	—	—	10.9	—
Goodwill impairment	—	—	48.3	—
Non-GAAP Operating Income	16.1	5.7	0.3	1.2
Depreciation	6.8	7.3	28.4	30.0
Adjusted EBITDA	22.9	12.9	28.7	31.2
GAAP Other Income and expense, net - as reported	(16.8)	(1.2)	(24.4)	(8.0)
Amortization, stock-based compensation & other	1.0	—	1.0	—
Legal, acquisition and divestiture related	14.0	(1.0)	14.1	0.7
Impairment of cost-method investments	—	0.9	2.2	1.2
Non-GAAP Other Income and expense, net	(1.8)	(1.3)	(7.2)	(6.0)
GAAP Net Income (loss) - as reported	(19.8)	(4.7)	(149.6)	(69.9)
Amortization, stock-based compensation & other	5.1	8.2	34.4	43.9
Legal, acquisition and divestiture related	17.8	0.5	18.6	7.4
Cost optimization plan, including severance costs	7.6	0.7	22.3	7.7
Impairment of cost-method investments	—	0.9	2.2	1.2
Product end-of-life adjustment	—	—	10.9	—
Goodwill impairment	—	—	48.3	—
Non-GAAP Net Income (loss)	$10.6	$5.5	$(13.1)	$(9.6)

3D Systems Corporation
Unaudited Reconciliations of GAAP to Non-GAAP Measures
Quarter and Year Ended December 31, 2020 and 2019

	Quarter Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
GAAP Net loss per share per share available to 3D Systems common stock holders - basic and diluted	$(0.16)	$(0.04)	$(1.27)	$(0.61)
Adjustments:
Amortization, stock-based compensation & other	0.05	0.07	0.30	0.39
Legal, acquisition and divestiture related	0.15	—	0.15	0.07
Cost optimization plan, including severance costs	0.06	0.01	0.19	0.07
Impairment of cost-method investments	—	0.01	0.02	0.01
Product end-of-life adjustment	—	—	0.09	—
Goodwill impairment	—	—	0.41	—
Non-GAAP Net income (loss) per share per share available to 3D Systems common stock holders - basic and diluted	$0.09	$0.05	$(0.11)	$(0.08)

•Amounts in table may not foot due to rounding